EXHIBIT 99.1

                             MERISEL AMERICAS, INC.

                         REVOLVING CREDIT AGREEMENT AND
                  CONVERTIBLE PROMISSORY NOTE DUE JULY 2, 1998

$46,500,000.00                                              New York, New York
                                                             January 26, 1998

                 FOR VALUE RECEIVED, MERISEL AMERICAS, INC., a Delaware corporation ("Company"), unconditionally promises to pay to the order of BANKERS TRUST COMPANY (together with its successors and permitted assigns as provided in Section 14(h) hereof, "Lender"), on or before the Final Maturity Date (as hereinafter defined), in the manner and at the place hereinafter provided, the lesser of (x) FORTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($46,500,000.00) and (y) the aggregate unpaid principal amount of all advances made hereunder as Loans (capitalized terms used herein and not otherwise defined herein shall have the meanings provided in Section 13 hereof).

                 1. Commitment; Loans; Repayment of Loans. (a) Subject to the terms and conditions of this Note and in reliance upon the representations and warranties of Credit Parties set forth in the Credit Documents, Lender hereby agrees to lend to Company, from time to time during the period from the Closing Date to but excluding June 1, 1998 (the "Commitment Termination Date"), an aggregate amount not exceeding $46,500,000 (the "Commitment"). The Commitment shall expire on the Commitment Termination Date, and amounts borrowed under this Note may be repaid and reborrowed to but excluding the Commitment Termination Date; provided that no further borrowings shall be permitted under this Note during the period from the Commitment Termination Date through the Final Maturity Date.

                 (b) All Loans and all other amounts owed hereunder with respect to the Loans and the Commitment shall be paid in full no later than July 2, 1998 (the "Final Maturity Date").

                 2. Borrowing Mechanics. (a) Each Loan shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

                 (b) Whenever Company desires that Lender make a Loan it shall deliver to Lender a Notice of Borrowing no later than 1:00 P.M (New York City time) at least two Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). In lieu of delivering the above-described Notice of Borrowing, Company may give Lender telephonic notice by the required time of any proposed borrowing under this Section 2; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Lender prior to funding of the applicable Loan on the applicable Funding Date. Subject to the provisions of Section 3(c) hereof, any Notice of Borrowing (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

                 (c) Upon satisfaction or waiver of the conditions precedent specified in Sections 8(a) (in the case of Loans made on the Closing Date) and 8(b) (in the case of all Loans) hereof, Lender shall make the proceeds of each Loan available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of such Loan to be credited to the account of Company at the Funding and Payment Office.

                 3. Interest; Yield Protection. (a) Subject to the provisions of
Section 3(c) hereof, Company shall pay interest on the unpaid principal amount of this Note from the date hereof until paid in full at a rate per annum that is at all times equal to (i) the Base Rate plus 2.00% or (ii) the Adjusted Eurodollar Rate plus 3.00%, in each case as specified by Company in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided that, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans), it being understood that payment or acceptance of the increased rates of interest provided for in this Section 3(a) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender. Interest on this Note shall be payable in arrears on each Interest Payment Date, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Lender on the basis of a 360-day year (in the case of Eurodollar Rate Loans) or a 365-day or 366-day year, as the case may be (in the case of Base Rate Loans), in each case for the actual number of days elapsed in the relevant period (including the first day but excluding the last day).

                 (b) Subject to the provisions of Section 3(c) hereof, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

                 Company  shall deliver a Notice of  Conversion/Continuation  to
Lender no later than 1:00 P.M. (New York City time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least two Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Lender telephonic notice by the required time of any proposed conversion/continuation under this Section 3(b); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of
Conversion/Continuation to Lender on or before the proposed conversion/continuation date. Subject to the provisions of Section 3(c) hereof, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

                 (c) In consideration of Lender's agreement to make Loans to Company hereunder, Company and Lender hereby agree that the provisions of Annex A attached hereto are hereby incorporated into this Section 3(c) and made a part of this Note as if fully set forth herein.

                 4. Commitment Fees. Company agrees to pay to Lender commitment fees for the period from and including the Closing Date to and excluding the Commitment Termination Date equal to the average of the daily excess of the Commitment over the aggregate principal amount of outstanding Loans multiplied by 0.50% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears on the first Business Day of each month, commencing on the first such date to occur after the Closing Date, and on the Commitment Termination Date.

                 5. Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds not later than 3:00 P.M. (New York City time) on the date due at the Funding and Payment Office; funds received by Lender after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.

                 6. Prepayments. Subject to the provisions of Section 3(c) hereof, Company shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part, without premium or penalty, upon written notice given by Company to Lender prior to 3:00 P.M. (New York City time) on the date of prepayment; provided that each such prepayment shall be in a minimum amount of $500,000 (or such lesser amount as shall constitute the principal amount of all Loans then outstanding) and integral multiples of $100,000 in excess of that amount.

                 7. Equity Conversion Right. (a) In the event Lender exercises its right to compel Equity Sub to purchase and assume this Note pursuant to the terms of the Note Put Agreement as in effect on the date hereof, Equity Sub shall have the right at its option, at any time from and after the effectiveness of such purchase and assumption, to require Holdings to exchange the unpaid principal of and interest on this Note for shares of Holdings Common Stock ("Conversion Shares") at a price per share equal to the Conversion Price (as defined below); provided that (i) the Conversion Shares are authorized for issuance by Holdings and (ii) in the event the Conversion Shares would represent 20% or more of all issued and outstanding Holdings Common Stock, the stockholders of Holdings shall have approved the issuance of the Conversion Shares (which approval Holdings hereby undertakes to use its best efforts to obtain).

                 (b) In order to  exercise  the  conversion  right  provided  in
Section 7(a) hereof, Equity Sub shall deliver irrevocable written notice to Holdings of its exercise of such right, such notice to be given not more than 30 days nor less than five days prior to the date Equity Sub intends to exercise such right. Any such notice delivered by Equity Sub pursuant to this Section 7(b) shall be irrevocable on the part of Equity Sub. During the period from the date any such notice is delivered by Equity Sub to Holdings in accordance with this Section 7(b) until the Conversion Date (as defined below), interest shall continue to accrue and to be payable on the outstanding principal amount of this Note on each Interest Payment Date.

                 (c) In order to give effect to any conversion of this Note pursuant to this Section 7, upon the date designated in the conversion notice delivered by Equity Sub (the "Conversion Date"), at a time and place to be mutually agreed upon by Holdings and Equity Sub, Equity Sub shall surrender this Note to Holdings for cancellation against the issuance and delivery of a certificate or certificates, in the name of Equity Sub (or its permitted transferee or assignee), representing the number of Conversion Shares into which this Note is being converted in accordance with the provisions of Section 7(a) hereof. Such conversion shall be deemed to have been effected as of the close of Holdings' business on the Conversion Date, and Equity Sub (or such transferee or assignee, as the case may be) shall be deemed to have become the holder of record of such Conversion Shares at such time and all rights of Equity Sub (or such transferee or assignee, as the case may be) under this Note shall cease at such time.

                 (d) In connection with the conversion of all or any portion of this Note in accordance with Section 7(a) hereof, Holdings hereby agrees that
(i) it shall, at all times between the date hereof and the payment in full of all amounts owing hereunder, reserve and keep available, free from preemptive rights, out of its unissued Holdings Common Stock, for the purpose of effecting the conversion of all or any portion of this Note hereunder, the full number of shares of Holdings Common Stock issuable upon such conversion to the extent such shares are authorized, (ii) the Conversion Shares to be issued upon such conversion shall be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof, and (iii) it shall use its best efforts to cause such Conversion Shares to have been authorized for listing on the NASDAQ National Market System at the time of such conversion, subject to official notice of issuance. In addition, Holdings hereby agrees that the definition of "Registrable Shares" in the Registration Rights Agreement dated September 19, 1997, as amended, among Company, Holdings and Phoenix Acquisition Company II, L.L.C. will be amended to include any Conversion Shares issued upon the conversion of all or any portion of this Note.

                 (e) For purposes of this Section 7:

                          "Conversion Price" means a price per share of Holdings Common Stock equal to the average closing trading price of Holdings Common Stock reported on the NASDAQ National Market System during the period commencing on the fifteenth trading day prior to the Conversion Date and ending on the trading day immediately preceding the Conversion Date.

                 8. Conditions to Closing and Making of Loans. The obligations of Lender to make Loans are subject to the satisfaction of the following conditions.

                 (a) Conditions to Closing. The obligation of Lender to make a Loan on the Closing Date is, in addition to the conditions precedent specified in Section 8(b) hereof, subject to prior or concurrent satisfaction of the following conditions:

                          (i) On or before the Closing Date, Company shall deliver to Lender the following, each, unless otherwise noted, dated the Closing Date:

                          A. A copy of the Certificate of Incorporation of Company, certified by the Secretary of State of the State of Delaware, together with a good standing certificate from the Secretary of State of the State of Delaware, each dated a recent date prior to the Closing Date;

                          B. A copy of the ByLaws of  Company,  certified  as of
                 the Closing Date by the corporate secretary or an assistant secretary of Company as being in full force and effect without modification or amendment;

                          C. Resolutions of the Board of Directors of Company approving and authorizing the execution, delivery and performance of this Note, certified as of the Closing Date by the corporate secretary or an assistant secretary of Company as being in full force and effect without modification or amendment;

                          D. Signature and incumbency certificates of the officers of Company executing this Note;

                          E.  An executed original of this Note; and

                          F. Such other documents as Lender may reasonably request.

                          (ii) On or before the Closing Date, each other Credit Party shall have delivered to Lender the following, each, unless otherwise noted, dated the Closing Date:

                          A. Certified  copies of the charter  documents of such
                 Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation, each dated a recent date prior to the Closing Date;

                          B. Resolutions of the Board of Directors of such Person (or, if such Person is a limited partnership, of the general partner of such Person) approving and authorizing the execution, delivery and performance of the Credit Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person (or such general partner, as the case may be) as being in full force and effect without modification or amendment;

                          C.  Signature  and  incumbency   certificates  of  the
                 officers of such Person (or, if such Person is a limited partnership, of the general partner of such Person) executing the Credit Documents to which it is a party;

                          D. Executed originals of the Credit Documents to which such Person is a party; and

                          E. Such other documents as Lender may reasonably request.

                          (iii) Lender and its counsel shall have received originally executed copies of one or more favorable written opinions of
         (A) Karen A. Tallman, counsel for Company and Holdings, in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as Lender may reasonably request, and (B) Judith A. Witterschein, counsel for the other Credit Parties, in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VII annexed hereto and as to such other matters as Lender may reasonably request.

                          (iv)   Company   shall   have   paid   to   Lender   a
         non-refundable facility fee in the amount of $125,000.

                 (b) Conditions to all Loans. The obligation of Lender to make a Loan on each Funding Date is subject to the following further conditions precedent:

                          (i) Lender shall have received before that Funding Date, in accordance with the provisions of Section 2(b) hereof, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Lender.

                          (ii) As of that Funding Date:

                          A. The  representations  and warranties of each Credit
                 Party contained herein and in the other Credit Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                          B. No event shall have  occurred and be  continuing or
                 would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                          C. Each  Credit  Party  shall  have  performed  in all
                 material respects all agreements and satisfied all conditions which each Credit Document provides shall be performed or satisfied by it on or before that Funding Date;

                          D. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making the Loan to be made on that Funding Date; and

                          E. The making of the Loan  requested  on such  Funding
                 Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                 9. Covenants. Until this Note is paid in full:

                 (a) Each of Holdings and Company covenants and agrees that it will, promptly upon request therefor by Lender, deliver or cause to be delivered to Lender such financial and other information with respect to Credit Parties as Lender from time to time may reasonably request; and

                 (b) Holdings covenants and agrees that it shall not permit the Interest Coverage Ratio for any four-fiscal quarter period ending on the last day of any fiscal quarter of Holdings and its subsidiaries set forth below to be less than the correlative amount indicated:

                 Fiscal Quarter                    Interest Coverage Ratio

                 Fourth Quarter 1997               1.10:1.00

                 First Quarter 1998                1.10:1.00

                 Second Quarter 1998               1.15:1.00

                 Third Quarter 1998                1.25:1.00

                 Fourth Quarter 1998               1.40:1.00
                 and thereafter

                 10. Representations and Warranties. Company hereby represents and warrants to Lender, as of the date hereof and as of each Funding Date, that:

                 (a) each of Company and Holdings has all requisite corporate power and authority to execute and deliver each Credit Document to which it is a party;

                 (b) each Credit Document to which Company or Holdings is a party constitutes the duly authorized, legally valid and binding obligation of Company or Holdings, as the case may be, enforceable against Company or Holdings, as the case may be, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

                 (c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of the Credit Documents have been granted;

                 (d) the execution, delivery and performance by Company and Holdings of the Credit Documents to which they are parties do not and will not
(i) violate any law, governmental rule or regulation, court order or agreement (including without limitation the Holdings Indenture) to which Company or Holdings is subject or by which its properties are bound or the charter documents or bylaws of Company or Holdings or (ii) result in the creation of any lien or other encumbrance with respect to the property of Company or Holdings;

                 (e) the proceeds of the loan evidenced by this Note shall be used by Company for short-term working capital purposes; provided that no part of such proceeds will be used by Company in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board, in each case as in effect on the date or dates of such borrowing and such use of proceeds; and
                 (f) each of the preliminary statements or recitals contained in each of the Credit Documents is true and correct in all material respects.

                 11. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                 (a) failure of Company to pay any principal under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, or failure of Company to pay any interest or other amount due under this Note within five days after the date due; or

                 (b) failure of any Credit Party to perform or observe any other term, covenant or agreement to be performed or observed by it pursuant to any Credit Document; or

                 (d) any representation or warranty made by any Credit Party to Lender in connection with the Credit Documents shall prove to have been false in any material respect when made; or

                 (e) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Credit Party in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or over all or a substantial part of its property shall have been entered; or
(iv) the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party for all or a substantial part of its property shall have occurred; or (v) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party, and, in the case of any event described in clause (ii) through
(v) above, such event shall have continued for 60 days unless dismissed, bonded or discharged; or

                 (f) an order for relief shall be entered with respect to any Credit Party, or any Credit Party shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party shall make an assignment for the benefit of creditors; or any Credit Party shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Credit Party (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing; or

                 (g) any Credit Party shall fail to preserve and keep in full force and effect its corporate or partnership existence, or an order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                 (h) any Credit Party or any Person acting by or on behalf of any Credit Party shall (i) challenge, or institute any proceedings to challenge, the validity, binding effect or enforceability of any Credit Document or any obligation thereunder or (ii) deny or disaffirm any Credit Party's obligations under any Credit Document; or

                 (i) any Credit Document or any material provision thereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or

                 (j) Equity Sub shall incur or guaranty any Indebtedness except as expressly contemplated by the Credit Documents; or

                 (k) any money judgment, writ or warrant of attachment or similar process shall be entered or filed against Equity Sub or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

                 (l) a "Termination Event" under and as defined in the GE Facility shall occur and the "Operating Agent" (as defined in the GE Facility) shall declare that the "Facility Termination Date" under and as defined in the GE Facility has occurred:

                 12. Remedies. Upon the occurrence of any Event of Default specified in Section 11(e) or 11(f) hereof, the Commitment shall terminate and the principal amount of this Note together with accrued interest thereon and all other amounts payable by Company under this Note shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company). Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Company, terminate the Commitment and declare the principal amount of this Note together with accrued interest thereon and all other amounts payable by Company under this Note to be due and payable, and the principal amount of this Note together with such interest and other amounts shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Company).

                 13. Definitions. The following terms used in this Note shall have the following meanings:

                 "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by Lender for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Loan for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date by
         (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Assignment of Equity Proceeds" means the Assignment of Equity Proceeds executed and delivered by Equity Sub and Lender on the Closing Date, substantially in the form of Annex A to the Equity Subscription Agreement, as such Assignment of Equity Proceeds may thereafter be amended, supplemented or otherwise modified from time to time.

                 "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                 "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                 "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate as provided in Section 3(a) hereof.

                 "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or California.

                 "Cash Interest Expense" means, for any period, an amount equal to the sum of (i) the aggregate amount of cash interest payable on all Debt of Holdings and its consolidated subsidiaries during such period (other than interest expense eliminated in consolidation with respect to Holdings and such subsidiaries in accordance with GAAP) plus (ii) the aggregate amount of any payments or distributions during such period in respect of interest on any notes, bonds, certificates or other interests issued in a securitization of assets of Holdings or any of its subsidiaries.

                 "Closing Date" means the date on which the conditions precedent set forth in Section 8(a) hereof are satisfied and the initial Loan is made.

                 "Credit Document" means, collectively, this Note, each Notice of Borrowing and Notice of Conversion/Continuation, the Note Put Agreement, the Equity Subscription Agreement, the General Partner Undertaking, the Assignment and Assumption Agreement (as defined in the Note Put Agreement) and the Assignment of Equity Proceeds.

                 "Credit Party" means each of Company, Holdings, the Fund, General Partner and Equity Sub, and "Credit Parties" means all such Persons, collectively.
                 "Debt" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments (excluding accrued interest), (iii) to pay the deferred purchase price of property or services (it being understood that Debt shall not include obligations classified as accounts payable, accrued liabilities or income taxes payable under GAAP), or (iv) in respect of principal obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases; provided that no obligation, indebtedness or liability included in Debt shall be included in more than one of clauses (i) through (iv).

                 "EBITSDA" means, for any period, (i) consolidated net income of Holdings and its consolidated subsidiaries for such period plus (ii) in each case to the extent deducted in determining such net income, the sum of the amounts for such period of (a) depreciation and amortization of Holdings and such subsidiaries, (b) Cash Interest Expense, (c) any provisions for taxes based on income or profits of Holdings and such subsidiaries, and (d) any other non-cash charges of Holdings and such subsidiaries.

                 "Equity Sub" means Stonington Financing Inc., a Delaware corporation wholly owned by the Fund.

                 "Equity Subscription Agreement" means the Equity Subscription Agreement executed and delivered by Equity Sub and the Fund on the Closing Date, substantially in the form of Exhibit IV annexed hereto, as such Equity Subscription Agreement may thereafter be amended, supplemented or otherwise modified from time to time with the written consent of Lender.

                 "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate as provided in
         Section 3(a) hereof.

                 "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender.

                 "Fund" means Stonington Capital Appreciation 1994 Fund, L.P., a Delaware limited partnership.

                 "Funded Debt" means all Debt of Holdings and its consolidated subsidiaries which by the terms of the agreement governing or instrument evidencing such Debt matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of more than one year form, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendible beyond one year at the option of the debtor; provided that Funded Debt shall in any event include any notes, bonds, certificates or other interests issued in a securitization of assets of Holdings or any of its subsidiaries and principal payments on Funded Debt shall in any event include any payments in respect of principal on any such notes, bonds, certificates or other interests.

                 "Funding and Payment Office" means the office of Lender located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or such other office of Lender as Lender may from time to time hereafter designate in a written notice delivered to Company.

                 "Funding Date" means the date of the funding of a Loan.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                 "GE Facility" means, collectively, (i) the Amended and Restated Receivables Transfer Agreement, as amended, dated as of December 19, 1997, by and between Company and Merisel Capital Funding, Inc. and (ii) the Receivables Purchase and Service Agreement dated as of October 2, 1995, as amended, by and among Merisel Capital Funding, Inc., Redwood Receivables Corporation and General Electric Capital Corporation.

                 "General Partner" means Stonington Partners, L.P., a Delaware limited partnership that is the general partner of the Fund.

                 "General Partner Undertaking" means the General Partner Undertaking executed and delivered by General Partner on the Closing Date, substantially in the form of Exhibit V annexed hereto, as such General Partner Undertaking may thereafter be amended, supplemented or otherwise modified from time to time with the written consent of Lender.

                 "Holdings" means Merisel, Inc., a Delaware corporation that owns 100% of the outstanding capital stock of Company.

                 "Holdings Common Stock" means common stock of Holdings, par value $0.01 per share.

                 "Holdings Indenture" means that certain Indenture dated as of October 15, 1994 by and between Holdings, as Issuer, and NationsBank of Texas, N.A., as Trustee, pursuant to which Holdings has issued and outstanding $125,000,000 in 12 1/2% Senior Notes Due 2004.

                 "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

                 "Interest  Coverage Ratio" means, for any period,  the ratio of
         (i) EBITSDA to (ii) Cash Interest Expense on all Funded Debt; provided that, for purposes of calculating the Interest Coverage Ratio with respect to any four-fiscal quarter period of Holdings and its subsidiaries ending prior to the fourth fiscal quarter of 1998, such calculation shall be made on a pro forma basis (including without limitation in respect of Cash Interest Expense and Restructuring Costs) as if (a) the Indebtedness that was refinanced or retired in connection with the issuance of the Stonington Convertible Note had been so refinanced or retired as of the last day immediately preceding the commencement of such four-fiscal quarter period and (b) the Stonington Convertible Note had been converted into Holdings Common Stock as of such last day.

                 "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first Business Day of each month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan.

                 "Interest Period" means, with respect to any Eurodollar Rate Loan, a one-month period commencing on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of
         Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan; provided that:

                          (i) in the  case of  immediately  successive  Interest
                 Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                          (ii) if an Interest Period would otherwise expire on a
                 day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this definition, end on the last Business Day of a calendar month;

                          (iv) no Interest Period with respect to any portion of
                 the Loans shall commence after Lender has given to Equity Sub a Notice of Put Exercise (as defined in the Note Put Agreement);

                          (v) no Interest  Period with respect to any portion of
                 the Loans shall extend beyond the Commitment Termination Date; and

                          (vi) there shall be no more than 20  Interest  Periods
                 outstanding at any time.

                 "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                 "Loan"  means an  advance  by Lender  to  Company  pursuant  to
         Section 1(a) hereof, and "Loans" means all such advances, collectively.

                 "Note" means this Revolving Credit Agreement and Convertible Promissory Note Due July 2, 1998, as amended, supplemented or otherwise modified from time to time.

                 "Note Put Agreement" means the Note Put Agreement executed and delivered by Equity Sub and Lender on the Closing Date, substantially in the form of Exhibit III annexed hereto, as such Note Put Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                 "Notice of Borrowing" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Lender pursuant to
         Section 2(b) hereof with respect to a proposed borrowing.

                 "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Lender pursuant to Section 3(b) hereof with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                 "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                 "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                 "Prime Rate" means the rate that Bankers Trust Company announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                 "Restructuring Costs" means and includes all costs incurred by Holdings and its consolidated subsidiaries in connection with the Stonington Convertible Note and the transactions contemplated thereby and all costs incurred by Holdings and its consolidated subsidiaries in connection with the proposed restructuring of the Indebtedness outstanding under the Holdings Indenture and the transactions contemplated thereby, in each case including all fees of advisors and legal counsel and similar fees and expenses.

                 "Stonington Convertible Note" means that certain Convertible Promissory Note in the principal amount of $137,100,000 issued by Holdings and Company on September 19, 1997 to Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company of which the Fund is the sole member.

                 "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of Lender, its lending office) is located or in which that Person (and/or, in the case of Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of Lender, its lending office).

                 14.      Miscellaneous.

                 (a) Whether or not the transactions  contemplated  hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions reasonably requested by Lender as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Note and the other Credit Documents; (iii) the reasonable fees, expenses and disbursements of counsel to Lender in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Lender in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Lender in enforcing any of the Credit Documents or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Note in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

                 (b) In addition to the payment of expenses pursuant to section 14(a), whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Lender, and the officers, directors, employees, agents and affiliates of Lender (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

                 As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Note or the other Credit Documents or the transactions contemplated hereby or thereby (including Lender's agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents.

                 To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 14(b) may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

                 (c) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to Lender under this Note, irrespective of whether or not (i) Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans shall have become due and payable and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                 (d) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

                 (e) No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Note and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 (f) In case any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 (g) Company and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                 (h) This Note shall be binding on the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lender; provided that Lender shall only be permitted to assign its rights and obligations hereunder (a) to Bankers Trust Delaware, an affiliate of Lender, or (b) as otherwise contemplated by the Note Put Agreement. Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of Lender.

                 (i) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 (j) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER CREDIT DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                 (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF
         SUCH COURTS;

                 (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                 (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 14(d) HEREOF;

                 (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                 (V) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                 (VI) AGREES THAT THE PROVISIONS OF THIS SECTION 14(j) RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

                 (k) EACH OF THE PARTIES TO THIS NOTE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 14(k) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                [Remainder of this page intentionally left blank]

                 IN WITNESS WHEREOF, Company, Lender and, for purposes of Sections 7 and 9 hereof, Holdings, have caused this Note to be executed and delivered by their duly authorized officers as of the day and year and at the place first above written.

                                              MERISEL AMERICAS, INC.



                                              By:      /S/ James E. Illson
                                              Name:     James E. Illson
                                              Title: Executive Vice President

                                              Notice Address:

                                              200 Continental Blvd.
                                              El Segundo, CA 90245-0984
                                              Attn:  Karen A. Tallman
                                              Tel: (310) 615-1235
                                              Fax: (310) 615-6819


                                              MERISEL, INC.



                                              By: /s/ James E. Illson
                                              Name:    James E. Illson
                                              Title: Executive Vice President

                                              Notice Address:

                                              200 Continental Blvd.
                                              El Segundo, CA 90245-0984
                                              Attn:  Karen A. Tallman
                                              Tel: (310) 615-1235
                                              Fax: (310) 615-6819

                                              BANKERS TRUST COMPANY



                                              By:      /s/ Robert R. Telesca
                                              Name: Robert R. Telesca
                                              Title: Assistant Vice President

                                              Notice Address:

                                              300 South Grand Avenue
                                              Los Angeles, CA 90071
                                              Attn:  Victoria A. Floyd
                                              Tel: (213) 620-8203
                                              Fax: (213) 620-8484

                         TRANSACTIONS ON PROMISSORY NOTE



                      Amount of    Amount of    Outstanding
       Amount of      Principal    Interest      Principal
       Loan Made        Paid         Paid         Balance         Notation
Date   This Date      This Date    This Date      This Date       Made By
----   ---------      ---------    ---------     ----------       -------

                                     ANNEX A

                     YIELD-PROTECTION AND RELATED PROVISIONS



        A.        Special Provisions Governing Eurodollar Rate Loans

                 Notwithstanding any other provision of this Note to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note):

                 1. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Lender shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company.

                 2.  Inability to Determine  Applicable  Interest  Rate.  In the
event that Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Lender shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Lender notifies Company that the circumstances giving rise to such notice no longer exist and
(ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

                 3. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Lender material hardship, as a result of contingencies occurring after the date of this Note which materially and adversely affect the interbank Eurodollar market or the position of Lender in that market, then, and in any such event, Lender shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company of such determination. Thereafter (a) the obligation of Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by Lender, (b) to the extent such determination by Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of Section A.4 of this Annex A, to rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by telefacsimile or by telephone confirmed in writing) to Lender of such rescission on the date on which Lender gives notice of its determination as described above.

                 4. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate Lender, upon written request by Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by Lender in connection with the liquidation or re-employment of such funds) which Lender may sustain: (i) if for any reason (other than a default by Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation,
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Note. Such losses, expenses and liabilities shall be deemed to include an amount determined by Lender to be the excess, if any, of (a) the amount of interest which would have accrued on the principal amount of the applicable Eurodollar Rate Loan had the relevant event described in clauses (i)-(iv) above not occurred, calculated at the Adjusted Eurodollar Rate that would have been applicable to such Eurodollar Rate Loan (without regard to any interest rate margin otherwise payable in addition thereto) for the period from the date of such event to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan (or, in the case of failure to borrow, convert or continue a Eurodollar Rate Loan, for the period that would have been the Interest Period applicable to such Eurodollar Rate Loan had such event not occurred) over (b) the amount of interest which would accrue on such principal amount for such period at the interest rate which Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market.

                 5. Booking of Eurodollar Rate Loans. Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of Lender.

                 6. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to Lender under this Section A and under Section B.1 of this Annex A shall be made as though Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of Lender to a domestic office of Lender in the United States of America; provided, however, that Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section A and under said Section B.1.

                 7. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of Section A.4 of this Annex A, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

 .        B.       Increased Costs; Taxes; Capital Adequacy

                 1. Compensation for Increased Costs and Taxes. Subject to the provisions of Section B.2 of this Annex A (which shall be controlling with respect to the matters covered thereby), in the event that Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                          a. subjects Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Note or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                          b. imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                          c. imposes any other condition (other than with respect to a Tax matter) on or affecting Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Lender in its sole discretion shall determine) as may be necessary to compensate Lender for any such increased cost or reduction in amounts received or receivable hereunder. Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section B.1, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                 2.        Withholding of Taxes.

                          a. Payments to Be Free and Clear. All sums payable by Company under this Note shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                          b. Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Lender under any of the Loan Documents:

                                  (1) Company  shall  notify  Lender of any such
                 requirement or any change in any such requirement as soon as Company becomes aware of it;

                                  (2) Company  shall pay any such Tax before the
                 date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Lender) on behalf of and in the name of Lender;

                                  (3) the sum  payable  by Company in respect of
                 which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                                  (4) within 30 days  after  paying any sum from
                 which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Lender evidence satisfactory to it of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Note in respect of payments to Lender.

                 3. Capital Adequacy Adjustment. If Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of, or with reference to, Lender's Loans or the Commitment or other obligations hereunder with respect to the Loans to a level below that which Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from Lender of the statement referred to in the next sentence, Company shall pay to Lender such additional amount or amounts as will compensate Lender or such controlling corporation on an after-tax basis for such reduction. Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                    EXHIBIT I

                                    [FORM OF]

                               NOTICE OF BORROWING


                 Pursuant to that certain Revolving Credit Agreement and Convertible Promissory Note Due July 2, 1998, as amended, supplemented or otherwise modified to the date hereof (as so amended, supplemented or otherwise modified, the "Note", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Merisel Americas, Inc., a Delaware corporation ("Company"), and Bankers Trust Company ("Lender"), this represents Company's request to borrow $___________ from Lender for value on _________, 1998 as a [Base][Eurodollar] Rate Loan. The proceeds of such Loans are to be deposited in Company's account at the Funding and Payment Office, and Company hereby requests Lender to transfer such proceeds immediately thereafter from such account to Company's account No.55-87492 at the office of First Chicago Bank, National Association located at One First National Plaza, Chicago, Illinois 60670, ABA No.0710-0001-3.

                 The undersigned officer, to the best of his or her knowledge, and Company certify that:

                 (i) The representations and warranties of Company and Holdings contained in the Note and the other Credit Documents are and will be true, correct and complete in all material respects on and as of the date hereof and on and as of the proposed Funding Date set forth above, in each case to the same extent as though made on and as of the date hereof or such Funding Date, as the case may be, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date;

                 (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Event of Default; and

                 (iii) Each of Company and Holdings has performed in all material respects all agreements and satisfied all conditions which the Credit Documents provide shall be performed or satisfied by it on or before the date hereof.

DATED: ____________________                MERISEL AMERICAS, INC.

                                           By: __________________________
                                           Title: ________________________

                                   EXHIBIT II

                                    [FORM OF]

                        NOTICE OF CONVERSION/CONTINUATION


                 Pursuant to that certain Revolving Credit Agreement and Convertible Promissory Note Due July 2, 1998, as amended, supplemented or otherwise modified to the date hereof (as so amended, supplemented or otherwise modified, the "Note", the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Merisel Americas, Inc., a Delaware corporation ("Company"), and Bankers Trust Company ("Lender"), this represents Company's request to convert or continue a Loan as follows:



                 4.        Date of conversion/continuation: __________, 1998

                 5.        Amount of Loan being converted/continued:  $________

                 6. Nature of conversion/continuation:
                   |_| a. Conversion of Base Rate Loan to Eurodollar Rate Loan |_| b. Conversion of Eurodollar Rate Loan to Base Rate Loan |_| c. Continuation of Eurodollar Rate Loan

                 In the case of a conversion to or continuation of a Eurodollar Rate Loan, the undersigned officer, to the best of his or her knowledge, and Company certify that no Event of Default or Potential Event of Default has occurred and is continuing.

DATED: _____________________               MERISEL AMERICAS, INC.


                                           By: __________________________
                                           Title: ________________________

                                   EXHIBIT III

                                    [FORM OF]

                               NOTE PUT AGREEMENT


                 This NOTE PUT AGREEMENT (this "Agreement"), dated as of January 26, 1998, is entered into by and between STONINGTON FINANCING INC., a Delaware corporation ("Equity Sub"), and BANKERS TRUST COMPANY, a New York banking corporation ("Lender").

                                    RECITALS

                 WHEREAS, Merisel Americas, Inc., a Delaware corporation ("Merisel Americas"), and Lender are concurrently herewith entering into that certain Revolving Credit Agreement and Convertible Promissory Note Due July 2, 1998 (as hereafter amended, supplemented or otherwise modified from time to time, the "Note"; terms defined therein and not otherwise defined herein being used herein as therein defined) pursuant to which Lender has agreed to extend credit to Merisel Americas on the terms and conditions set forth therein;

                 WHEREAS, the Fund currently owns approximately 62% of the issued and outstanding common stock of Holdings (on a fully-diluted basis), Holdings owns 100% of the outstanding capital stock of Merisel Americas, and Equity Sub is a wholly-owned subsidiary of the Fund;

                 WHEREAS, the Fund expects to receive direct and indirect benefits from the agreements, terms and provisions of the Note and, accordingly, the Fund has agreed to cause Equity Sub to enter into this Agreement with Lender;

                 WHEREAS, the execution and delivery of this Agreement is a condition precedent to the effectiveness of the Note; and

                 WHEREAS, in consideration of the premises and in order to induce Lender to make Loans pursuant to the Note, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Equity Sub has agreed to enter into this Agreement with Lender.

                 NOW, THEREFORE, in consideration of the foregoing, Equity Sub and Lender agree as follows:

                         7.       Definitions.  The following terms, as used in
                                  ------------
this Agreement, shall have the following meanings:

                 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, substantially in the form attached hereto as Annex A, to be executed and delivered by Equity Sub and Lender upon the exercise by Lender of the Put Right.

                 "Commitment Fees" shall mean fees accruing in respect of the unused Commitment pursuant to Section 4 of the Note.

                 "Notice of Put Exercise" shall mean a notice, substantially in the form of Annex B attached hereto, given by Lender to Equity Sub in accordance with Section 2.

                 "Party" shall mean Equity Sub or Lender.

                 "Put Exercise Date" shall have the meaning assigned to that term in Section 2.

                 "Put Purchase Price" shall mean, in relation to any exercise of the Put Right, an amount equal to the sum of (1) the aggregate principal amount of Loans outstanding under the Note on the Put Exercise Date, (2) all unpaid interest accruing in respect thereof prior to the Put Exercise Date (including any interest accruing at any default rate of interest), and (3) all unpaid Commitment Fees accruing prior to the Put Exercise Date.

                 "Put  Right"  shall have the  meaning  assigned to that term in
         Section 2.

                          8.       Exercise of Put Right.  (a)  Lender shall
have the right (the "Put Right"), in its sole discretion, to assign to Equity Sub all of Lender's interests in and to (i) the Commitment and (ii) all outstanding Loans and other amounts owed by Merisel Americas to Lender under the Note, in each case upon the terms and conditions set forth herein.

                 (b) Upon the occurrence and at any and all times during the continuation of an Event of Default, Equity Sub hereby agrees that, upon receipt of a Notice of Put Exercise from Lender, it shall (i) purchase from Lender its entire interest in all unpaid amounts outstanding under the Note on the Put Exercise Date for an amount equal to the Put Purchase Price and (ii) assume the Commitment. Such purchase and assumption shall be effective on the date (the "Put Exercise Date") specified in the Notice of Put Exercise, which date shall be not less than twenty-two Business Days after the Notice of Put Exercise is given by Lender to Equity Sub.

                 (c) Anything contained in any of the Credit Documents to the contrary notwithstanding, in the event that any Loans or other amounts owed by Merisel Americas to Lender under the Note are outstanding on the Commitment Termination Date, Lender shall give Equity Sub a Notice of Put Exercise on the Commitment Termination Date specifying a Put Exercise Date of July 2, 1998.

                 (d) The effectiveness of any purchase and assumption by Equity Sub pursuant to clause (b) or (c) above shall be subject to satisfaction of the following conditions: (1) the execution and delivery of an Assignment and Assumption Agreement by Equity Sub and Lender, (2) Lender's delivery to Equity Sub of the Note, endorsed by Lender to Equity Sub without representation, warranty or recourse (other than a representation by Lender that the Note has not been pledged to any party (including the Federal Reserve Bank of New York) or otherwise encumbered by Lender), and (3) payment by Equity Sub to Lender of the Put Purchase Price. Any such purchase shall be made on the Put Exercise Date pursuant to the terms of, and at the time and place specified in, the Assignment and Assumption Agreement to be executed and delivered by Equity Sub and Lender upon Lender's exercise of the Put Right.

                 (e) Equity Sub agrees that the  purchase of the Loans and other amounts outstanding under the Note (and the endorsement and transfer of the Note to Equity Sub in connection therewith) shall be without recourse to or representation or warranty by Lender (other than a representation by Lender that the Note has not been pledged to any party (including the Federal Reserve Bank of New York) or otherwise encumbered by Lender). In furtherance of the foregoing, Lender shall not be responsible to Equity Sub for (1) the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Credit Documents, (2) any representations, warranties, recitals or statements made therein or in any written or oral statements or any financial or other statements, instruments, reports or certificates or other documents furnished by Lender to Equity Sub or by or on behalf of Merisel Americas to Lender or to Equity Sub in connection with the Credit Documents and the transactions contemplated thereby, or (3) the financial condition or business affairs of Merisel Americas or any other Person liable for the payment of any obligations outstanding under the Note, nor shall Lender be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Event of Default.

                 (f) In the event that Lender applies any payments received (either directly or through Equity Sub) by Lender pursuant to the Assignment of Equity Proceeds to the payment of the Put Purchase Price, such application shall, to the extent of such amount so applied, satisfy the obligation of Equity Sub under this Agreement to make a payment in a corresponding amount in respect of the Put Purchase Price.

                          9.       Assignment and Assumption Agreement.  At such
time as Lender exercises the Put Right, Equity Sub and Lender shall execute, as of the Put Exercise Date, an Assignment and Assumption Agreement, completed in accordance with the specific monetary terms of the assignment and assumption which are described above in Section 2.

                          10.      Transfer Upon Equity Sub's Default.  If, on
the Put Exercise Date, Lender tenders an executed Assignment and Assumption Agreement and the Note (endorsed in accordance with the provisions of Section 2) and Equity Sub fails either to execute and deliver such Assignment and Assumption Agreement or to pay the Put Purchase Price in accordance with the provisions of such Assignment and Assumption Agreement, then, at 12:00 noon on the Put Exercise Date specified in the Notice of Put Exercise, the title to the Note shall pass to Equity Sub without any further act or demand on the part of Equity Sub or Lender; provided that Lender shall hold, and retain a security interest in and to, the Note as collateral for the payment of the Put Purchase Price and such other amounts as shall be payable to Lender as a result of such failure of Equity Sub. If Equity Sub shall fail to pay the Put Purchase Price for the Note as aforesaid, Equity Sub (i) agrees that it will be unconditionally liable to Lender for liquidated damages (for the loss of a bargain and not as a penalty) in the amount of the Put Purchase Price as well as for all costs and expenses, if any, incurred by Lender in enforcing this Agreement and (ii) irrevocably waives, to the full extent permitted by applicable law, any right or defense that Equity Sub may have to cause Lender to prove the cause or amount of such damages or to mitigate the same.

                          11.      Primary Obligation.  This Agreement is a
primary and original obligation of Equity Sub, is not the creation of a surety relationship, and is an absolute, unconditional, and continuing agreement which shall remain in full force and effect irrespective of:

              (i) any lack of genuineness, legality, validity, enforceability or value of the Note or any other Credit Document;

             (ii) any change in the time, manner or place of payment of, or in any other term of, the Note or any other Credit Document, or any other amendment or waiver of or any consent to departure from the Note or any other Credit Document;

            (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for the Note;

             (iv) any failure to pay any taxes which may be payable with respect to the issuance or transfer of the Note; or any failure to obtain any authorization or approval from or other action by, or to notify or make any filing with, any governmental authority or regulatory body required in connection with the issuance or transfer of the Note;

              (v)         any future changes in any law; or

             (vi) any impossibility or impracticality of performance, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, Merisel Americas in respect of the Note or Equity Sub in respect of this Agreement or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section 5.

Equity Sub agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against Merisel Americas or any guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess.

                 Equity Sub hereby waives, for the benefit of Lender: (a) any right to require Lender, as a condition of payment or performance by Equity Sub of its obligations hereunder, to (i) proceed against Merisel Americas, any guarantor of Merisel Americas' obligations under the Note or any other Person,
(ii) proceed against or exhaust any security held from Merisel Americas, any guarantor of Merisel Americas' obligations under the Note or any other Person,
(iii) proceed against or have resort to any balance of any deposit account or credit on the books of Lender in favor of Merisel Americas or any other Person, or (iv) pursue any other remedy in the power of Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Merisel Americas including, without limitation, any defense based on or arising out of or by reason of (i) the lack of validity or the unenforceability of the Note or any other Credit Documents or Merisel Americas' obligations thereunder or the cessation of the liability of Merisel Americas thereunder from any cause other than indefeasible payment in full of all obligations outstanding under the Note or (ii) any proceeding by or against Merisel Americas under the Bankruptcy Code or any other bankruptcy or insolvency law now or hereafter in effect, including by reason of the application of the automatic stay under Section 362 of the Bankruptcy Code in respect of the obligations of Merisel Americas under the Note or the enforcement thereof, or
(iii) any other limitation or restriction imposed by law or judicial order on the obligations of Merisel Americas under the Note; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Lender's errors or omissions in the administration of the Note or any other Credit Document, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Agreement and any legal or equitable discharge of Equity Sub's obligations hereunder, (ii) the benefit of any statute of limitations affecting Equity Sub's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Agreement, notices of default under the Note, any Credit Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of Merisel Americas' obligations under the Note or any agreement related thereto, notices of any extension of credit to Merisel Americas and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

                 Equity Sub agrees that any release which may be given by Lender to Merisel Americas or any guarantor shall not release Equity Sub from its obligations hereunder. The obligations of Equity Sub under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason.

                          12.      Indefeasible Payment.  Any payment made by
Merisel Americas to Lender under or in respect of the Note prior to the effectiveness of any purchase and assumption by Equity Sub pursuant to clause
(b) or (c) of Section 2 shall not be considered to have been made for purposes of this Agreement unless and until such payment shall have been made more than 90 days (the "90-Day Period") prior to the date of the filing of a case by or against Merisel Americas under the Bankruptcy Code. In the event that, for any reason, all or any portion of any such payment made by Merisel Americas to Lender during the 90-Day Period is set aside or recovered from Lender, whether voluntarily or involuntarily, after the making thereof, the amount of such payment so set aside or recovered shall be deemed to have been outstanding as of the date of such purchase and assumption by Equity Sub (it being understood that no interest shall accrue on the amount so set aside or recovered during the period from the date such amount was paid by Merisel Americas to the date such payment is set-aside or recovered from Lender), and Equity Sub's obligation hereunder to purchase such amount (and the obligation of Merisel Americas represented thereby) shall be revived and continued in full force and effect as if such payment by Merisel Americas had not been made.

                          13.      Information; Non-Reliance on Lender.

         a. Documents and Information. Equity Sub confirms that it has received and reviewed copies of the Note and the other Credit Documents, and that it is familiar with, and has independent and adequate means for at all times ascertaining and evaluating, the financial condition and prospects of Merisel Americas.

         b. Non-Reliance. Equity Sub acknowledges and confirms to Lender that Equity Sub has, independently and without reliance on Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                          14.      Attorney's Fees and Costs.  Equity Sub will
upon demand pay to Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (including all allocated costs of in-house counsel), which Lender may incur in connection with the exercise or enforcement of any of the rights or interests of Lender hereunder.

                          15.      Notices.  All notices or demands by one Party
to another Party relating to this Agreement shall be in writing and either personally served or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile, and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the Party to whom it is sent. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this section, such writing shall be sent to such Party, as applicable, at the following address:

         If to Equity Sub:                 Stonington Financing Inc.
                                                   c/o Stonington Partners, Inc.
                                                   767 Fifth Avenue
                                                   New York, New York 10153
                                                   Attn:  Bradley J. Hoecker
                                                   Telecopy:  (212) 339-8585

         If to Lender:                     Bankers Trust Company
                                                   One Bankers Trust Plaza
                                                   14th Floor
                                                   New York, New York 10006
                                                   Attn:  Mary Jo Jolly
                                                   Telecopy: (212) 250-1343

         With a copy to:          Bankers Trust Company
                                                  300 South Grand Avenue
                                                  41st Floor
                                                  Los Angeles, California  90071
                                                  Attn:  Ms. Vicki Floyd
                                                  Telecopy:  (213) 620-8484

                          16.      Cumulative Remedies.  No remedy under this
Agreement or under the Note is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement, under the Note, and those provided by law. No delay or omission by any Party to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

                          17.      Severability of Provisions.  Any provision of
this Agreement which is prohibited or unenforceable under applicable law shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                          18.      Entire Agreement; Amendments.  This Agreement
together with the Assignment and Assumption Agreement constitute the entire agreement between the Parties pertaining to the subject matter contained herein. This Agreement may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each of the Parties hereto; provided that any alteration, amendment or modification to Section 2(b), this Section 12, or Section 13 shall not be effective without the prior written consent of Merisel Americas. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Agreement shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies of any Party hereunder.

                          19.      Successors and Assigns.  This Agreement shall
be binding upon Equity Sub and Lender and their successors and assigns and shall inure to the benefit of their successors and assigns; provided, however, that
(a) Lender shall not assign the benefit of this Agreement to any Person other than an assignee of the Note and (b) Equity Sub shall not assign this Agreement or delegate any of its duties hereunder without Lender's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Lender, the rights and benefits herein conferred upon Lender shall automatically extend to and be vested in such assignee or other transferee.

                          20.      CHOICE OF LAW AND VENUE.  THE VALIDITY OF
THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HEREUNDER, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT MAY BE TRIED AND DETERMINED IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN
 ACCORDANCE WITH THIS SECTION.

                          21.      WAIVER OF JURY TRIAL.  TO THE MAXIMUM EXTENT
PERMITTED BY LAW, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  [Remainder of Page Intentionally Left Blank]

                 IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first hereinabove written.

                                                   STONINGTON FINANCING INC.



                                                   By:
                                                            Name:
                                                            Title:


                                                   BANKERS TRUST COMPANY



                                                   By:
                                                            Name:
                                                            Title: